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                                                               EXHIBIT 1.(C)


                    AMERICAN GENERAL SERIES PORTFOLIO COMPANY

                             Articles Supplementary
                          Increasing Authorized Stock
                      As Authorized By Section 2-105(c) Of
                      The Maryland General Corporation Law
                      ------------------------------------

     American General Series Portfolio Company, a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    In accordance with Section 2-105(c) of the Maryland General
Corporation Law, the Board of Directors has increased the authorized capital stock of the Corporation to 2,000,000,000 shares of common stock (par value $.01 per share).

     SECOND:   The Corporation is registered as an open-end investment company under the Investment Company act of 1940.

     THIRD:    (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 1,000,000,000 shares of Common Stock par value $.01 per share).

     (b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 2,000,000,000 shares of Common Stock (par value $.01 per share).

     (c) The aggregate par value of all shares having a par value is $10,000,000 before the increase and $20,000,000 as increased.

     IN WITNESS WHEREOF, American General Series Portfolio Company has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on September 21, 1990.

WITNESS:                                AMERICAN GENERAL SERIES
                                          PORTFOLIO COMPANY



/s/ CYNTHIA A. TOLES                   By /s/ STEPHEN D. BICKEL
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Cynthia A. Toles, Secretary               Stephen D. Bickel, President
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     THE UNDERSIGNED, President of American General Series Portfolio Company,
who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.





                                           /s/ STEPHEN D. BICKEL
                                          -----------------------------
                                          Stephen D. Bickel, President